                                                Filed Pursuant to Rule 424(b)(3)
                                                  Registration No. 333-39917 and
                                                      Registration No. 333-46525


                           PROSPECTUS SUPPLEMENT NO. 1
                               DATED APRIL 9, 1998
                     (To Prospectus dated February 20, 1998)

                         DSC COMMUNICATIONS CORPORATION

         This Prospectus Supplement supplements the Prospectus dated February 20, 1998 (the "Prospectus") by DSC Communications Corporation ("the Company") relating to the offering for resale by certain selling securityholders (the "Selling Securityholders") of 7% Convertible Subordinated Notes due August 1, 2004 (the "Notes") of the Company and shares of the Company's common stock, par value $.01 per share (the "Common Stock"), issued or issuable upon conversion of the Notes. The Common Stock includes the preferred stock purchase rights attaching to such stock pursuant to that certain Rights Agreement dated April 25, 1996 by and between the Company and Harris Trust and Savings Bank, formerly KeyCorp Shareholder Services, Inc.

         This Prospectus Supplement should be read in conjunction with the Prospectus, and this Prospectus Supplement is qualified by reference to the Prospectus except to the extent that the information herein contained supersedes the information contained in the Prospectus.

            THE DATE OF THIS PROSPECTUS SUPPLEMENT IS APRIL 9, 1998.

         This Prospectus Supplement dated April 9, 1998 hereby further amends the Prospectus dated February 20, 1998 as follows:

         In the section of the Prospectus entitled Selling Securityholders, the Selling Securityholders table is hereby deleted in its entirety and replaced with the following table:

                                                                       PRINCIPAL                  NUMBER OF SHARES
                                                                         AMOUNT                   OF COMMON STOCK
                                                                        OF NOTES                   ISSUABLE UPON
SELLING SECURITYHOLDER                                                   OWNED                   CONVERSION OF NOTES
----------------------                                                ----------                 -------------------

Natwest Securities Limited                                            84,010,000                     1,689,492

Bear Stearns Securities Corporation                                   57,762,000                       1161629

Fidelity Securities Fund: Fidelity Growth & Income Portfolio          54,000,000                       1085972

MainStay Convertible Fund                                             18,000,000                        361991

General Motors Pension Fund                                           15,000,000                        301659

Bankers Trust International                                           15,000,000                        301659

J. P. Morgan & Co. Incorporated                                       11,125,000                        223730

CFW-C, L.P.                                                           10,000,000                        201106

Argent Classic Convertible Arbitrage Fund (Bermuda) L.P.               9,700,000                        195072

Swiss Bank Corporation - London Branch                                 8,500,000                        170940

Fidelity Fixed Income Trust:Spartan High Income Fund                   7,420,000                        149220

SMM Company B.V.                                                       6,100,000                        122674

The Northwestern Mutual Life Insurance Company                         6,000,000                        120663

Kennilworth Partners LP                                                6,000,000                        120663

Fidelity Management Trust Company                                      5,640,000                        113423

Oregon - Equity Fund                                                   5,000,000                        100553

Van Kampen American Capital Fund                                       4,850,000                         97536

Merrill Lynch, Pierce, Fenner & Smith, Inc.                            4,675,000                         94017

Kellner, DiLeo & Co.                                                   4,650,000                         93514

Silverton International Fund Limited                                   4,150,000                         83459

South Dakota Retirement System                                         4,000,000                         80442

BT Holding                                                             4,000,000                         80442

Allstate Insurance Company                                             3,500,000                         70387

American Investors Life Insurance Company                              3,500,000                         70387

HSBC Securities, Inc.                                                  3,200,000                         64353

Nomura Securities (Bermuda) Ltd.                                       3,000,000                         60331

Employers Reinsurance Corporation                                      2,500,000                         50276

Franklin Investors Securities Trust                                    2,500,000                         50276

Franklin Universal Trust                                               2,500,000                         50276

New York Life Separate Account #7                                      2,500,000                         50276

Fidelity Financial Trust: Fidelity Convertible Securities Fund         2,440,000                         49069

Travelers Indemnity Company                                            2,331,000                         46877

Pacific Life Insurance Company                                         2,000,000                         40221

Motors Insurance Corporation                                           2,000,000                         40221

French American Banking Corporation                                    2,000,000                         40221

The Travelers Insurance Company                                        1,502,000                         30206

BancAmerica Robertson Stephens                                         1,451,500                         29190

PRIM Board                                                             1,165,000                         23428

Salomon Brothers Equity Arbitrage Finance Limited I                    1,125,000                         22624

Stark International                                                    1,000,000                         20110

Lazard Freres and Co., L.L.C.                                          1,000,000                         20110

Goldman, Sachs & Co., Bank Zurich                                        900,000                         18099

Salomon Brothers Diversified Arbitrage Strategies Finance Ltd.           875,000                         17596

The Minnesota Mutual Life Insurance Company                              865,000                         17395

MIMLIC Asset Management Co.                                              865,000                         17395

Arkansas PERS                                                            850,000                         17094

Halliburton Company Employee Benefit                                     820,000                         16490

Delaware PERS                                                            725,000                         14580

Castle Convertible Fund, Inc.                                            500,000                         10055

Franklin Multi-Income Trust                                              500,000                         10055

Franklin Strategic Income Fund                                           500,000                         10055

KD Offshore Fund, C.V.                                                   500,000                         10055

Salomon Brothers Total Return Fund                                       500,000                         10055

Regence Washington Health                                                425,000                          8547

Argent Classic Convertible Arbitrage Fund L.P.                           300,000                          6033

Fairfax County URS Convertible Bonds                                     295,000                          5932

ICI American Holdings                                                    290,000                          5832

Zeneca Holdings                                                          290,000                          5832

Regence Blue Cross Blue Shield of Oregon                                 250,000                          5027

Robert Kirk                                                              200,000                          4022

Kapiolani Medical                                                        190,000                          3821

Woodson W. Fishback Trust                                                170,000                          3418

The Travelers Life & Annuity Company                                     167,000                          3358

Regence Blue Cross Blue Shield of Idaho                                  150,000                          3016

NALCO Chemical Co. Retirement Plan                                       135,000                          2714

Mildred Fishback Revocable Trust                                         130,000                          2614

ALCAN Corp. Master Retirement Trust                                      125,000                          2513

Hawaii Airlines Pilots Retirement Plan                                   125,000                          2513

Fairfax County Police Pension and Retirement Fund                        110,000                          2212

Benjamin Moore & Co. Retirement Income                                   100,000                          2011

IBEW Local 292 Pension Fund                                              100,000                          2011

Hawaii Airlines - IAM                                                     85,000                          1709

Nestle USA                                                                45,000                           905

Goldman, Sachs & Co.                                                      25,000                           502

AICPA Long Term Investment Fund                                           20,000                           402

Halliburton Foundation, Inc.                                              20,000                           402

Hawaii Airlines Salaried Emply.                                           20,000                           402

AICPA Revised Staff Pension Plan                                          15,000                           301

Holton Arms School Pooled Investment Fund                                 15,000                           301

Inland Foundation, Inc.                                                   10,000                           201



No other change or amendment is made hereby.